Exhibit 99.1

Zynex Appoints Neil Friery as President and Chief Operating Officer of Monitoring Solutions Division

ENGLEWOOD, Colo., (PR Newswire,  October 23, 2020) -- Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, stroke rehabilitation, cardiac monitoring and neurological diagnostics today announced that it has hired Neil Friery as the President and Chief Operating Officer (COO) of its Monitoring Solutions Division. As President and COO, Neil will lead operations, sales, marketing and product development of the Monitoring Solution Division including the production and launch of the CM-1500 Blood Volume Monitor which was granted 510(k) clearance by the U.S. Food and Drug Administration earlier this year.

Thomas Sandgaard, founder and CEO said: “I am excited to bring Neil in to run our Monitoring Solutions Division. We continue to build out this division, adding personnel in clinical research and sales and marketing. With Neil’s background, I am confident we will soon have our technology become the standard-of-care for early detection of internal bleeding in surgical and post-surgical recovery. While the CM-1500 is already in full production, the next generation (CM-1600) is well under way and we hope to apply for FDA clearance for that model soon.”

Neil Friery previously worked as a Senior Vice President and General Manager at Zimmer Biomet, leading the Surgical Division of this Fortune 500 musculoskeletal healthcare company. During his tenure at Zimmer Biomet, Neil oversaw all functional aspects of the Surgical organization and was instrumental in the build-out of a direct sales force, several new product launches, as well as strategic acquisitions and distribution agreements doubling the division’s revenue to $400M. Prior to his appointment as Senior Vice President and General Manager, Neil was the Director of Finance for the Surgical Division.

Neil graduated with honors from the University of Notre Dame with a Bachelor of Business Administration. Neil is currently an Entrepreneur in Residence at Case Western Reserve University and a member of the Board of Director’s at the West Side Catholic Center.

About Zynex

Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation; and the Company's proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex has also developed a blood volume monitor for use in hospitals and surgery centers.  For additional information, please visit: Zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, forecasts, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Zynex, Inc.
(800) 495-6670

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